Exhibit 10(w)

                               AMENDMENT NO. 9 TO
                      DISTRIBUTION AND MARKETING AGREEMENT

This Amendment No. 9 to Distribution and Marketing Agreement ("Amendment") is dated as of October 14, 2004 between Artera Group, Inc., a Delaware corporation ("Artera"), and Avaya Inc., a Delaware corporation ("Avaya").

WHEREAS, Artera and Avaya are parties to that certain Distribution and Marketing Agreement dated April 21, 2003, as amended by Amendment No. 1 dated October 8, 2003, Amendment No. 2 dated April 21, 2004, Amendment No. 3 dated May 19, 2004, Amendment No. 4 dated June 4, 2004, Amendment No. 5 dated June 18, 2004, Amendment No. 6 dated June 25, 2004, Amendment No. 7 dated June 30, 2004 and Amendment No. 8 dated September 30, 2004 (as so amended, "Distribution Agreement");

WHEREAS, the parties wish to amend certain of the terms and conditions of the Distribution Agreement and extend the term of the Distribution Agreement, as more fully described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Right of First Refusal. Section 2.9 of the Distribution Agreement is hereby deleted.

2. Agreements of Avaya. Section 2.4 of the Distribution Agreement is hereby amended to read in its entirety as follows:

          "Agreements of Avaya. All licenses and other agreements with Subscribers for the use of the Licensed Products, and with Resellers with respect to such use by Subscribers, shall be entered into solely between Avaya and the Subscriber or Reseller. Artera shall not be a party to or have any rights or obligations under such agreements. Such agreements shall sometimes be referred to in this Agreement as `Royalty Licenses.'"

3. Renegotiation Right. Section 2.8 of the Distribution Agreement is hereby deleted, and is replaced with "[DELETED]" so as to preserve the numbering scheme of Article 2 of the Distribution Agreement.

4. Finder Commissions. Section 3.2 of the Distribution Agreement is hereby deleted, and is replaced with "[DELETED]" so as to preserve the numbering scheme of Article 3 of the Distribution Agreement.

5. Avaya Prices. Section 3.3 of the Distribution Agreement is hereby deleted, and is replaced with "[DELETED]" so as to preserve the numbering scheme of
     Article 3 of the Distribution Agreement.

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6.   Term. Article 7 of the Distribution  Agreement is hereby amended to read in its entirety as follows:

          "ARTICLE 7.  TERM

          The term of this Agreement shall begin on the Effective Date and, unless extended or earlier terminated by the written agreement of the parties or pursuant to Article 8 below, shall expire on October 14, 2005."

7.   Subscriber  License Fees and Unit  Royalties and Support Upon  Termination.
     Section 8.3 of the Distribution Agreement is hereby amended to read in its entirety as follows:

          "Subscriber License Fees and Unit Royalties and Support Upon Termination. If this Agreement is terminated by expiration of the Term under Article 7 or by Avaya under Section 8.1, Avaya shall be entitled to continue to collect Subscriber License Fees with respect to the specific Royalty Licenses in effect on the date of termination, for the respective durations of such Royalty Licenses, subject to Avaya's obligation to pay Unit Royalties to Artera with respect to the applicable Subscribers and provide Level 1 Support to such Subscribers in accordance with Section 6.2. For purposes of this Section 8.3, the rules in Sections 3.1 regarding Subscribers that discontinue but then, within one year, recommence use of the Licensed Products shall apply."

8. Rights of Assignment. In Article 15 of the Distribution Agreement, the reference to Section 2.2 is hereby amended to be a reference to Section
     2.3. Avaya and Artera acknowledge that the reference to Section 2.2 was inadvertent and that, from Effective Date forward, the reference was intended to be to Section 2.3.

9. Unit Royalties Schedule. Schedule 3.1 to the Distribution Agreement is hereby amended to read in its entirety as set forth in Schedule 3.1 to this Amendment (including Schedule 3.1.1 referred to therein).

10. Payment Procedures Schedule. Schedule 3.4 to the Distribution Agreement is hereby amended to read in its entirety as set forth in Schedule 3.4 to this Amendment.

11. Bell Nordiq. Amendment No. 1 (dated October 8, 2003) to the April 21, 2003 Distribution and Marketing Agreement, which Amendment No. 1 pertains to Bell Nordiq, is hereby terminated. Amendments subsequent thereto shall retain their numerical designations.

Except as expressly amended by this Amendment, the Distribution Agreement will remain in full force and effect. This Amendment may be executed in one or more counterparts. Each

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counterpart  will be deemed an  original,  but all  counterparts  together  will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives.


AVAYA INC.                                       ARTERA GROUP, INC.


By:  /s/  Stephanie Phillips                     By:  /s/  Michael J. Parrella
     -----------------------                          --------------------------
      Name:  Stephanie Phillips                       Name:  Michael J. Parrella
      Title: Manager, Supplier Management             Title:  Chairman & CEO

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                                                                    SCHEDULE 3.1
                                                                    ------------



                                 UNIT ROYALTIES



Unit Royalties are payable in United States dollars. The monthly Unit Royalty amounts are as follows:

1. Enterprise Subscribers. The monthly Unit Royalty amount for each End User1 of an Enterprise Subscriber is based whether Artera, on the one hand, or Avaya or the applicable Reseller, on the other hand, provides and operates the data center serving such End User, as follows:

---------------------------------------    -------------------------------------
              Artera                              Avaya or Reseller
            Data Center                               Data Center
---------------------------------------    -------------------------------------
              $.95                                       $.75
---------------------------------------    -------------------------------------

     As used in this Agreement, the "data center" refers to the hardware, software and bandwidth providing the Internet-side data optimization functions for the Artera Turbo service. Avaya may elect whether to have Artera, on the one hand, or Avaya or the applicable Reseller(s), on the other hand, provide and operate the data center(s) serving the End Users. The minimum specifications for an Avaya or Reseller data center are set forth in Schedule 3.1.1.

     Notwithstanding the foregoing, the monthly Unit Royalty for each "Road Warrior" End User shall be two times the applicable amount in the table above. "Road Warrior" refers to a version of the Artera Turbo service used with mobile computers that at times may be connected to the Internet through a local area network (LAN), and at other times may be connected to the Internet on a standalone basis.

2. Small Business and Residential Subscribers. In the event that Avaya wishes to distribute the Licensed Products to Small Business or residential Subscribers, whether directly or via Reseller(s), Avaya shall so inform Artera. Avaya and Artera shall then negotiate in good faith for a written agreement regarding the Unit Royalties and other terms and conditions that would apply to such distribution. Upon execution of such agreement, the License shall extend to such distribution by Avaya. Such agreement may pertain to (a) distribution to one or more specified Small Business and/or residential Subscribers or category(ies) thereof; (b) distribution to Small Business and/or residential Subscribers via one or more specified Resellers or category(ies) thereof; or (c) distribution to Small Business and/or residential Subscribers generally.



-------------------------
1 For Unit Royalty calculation purposes, an "End User" consists of a single client computer, rather than all of the client computers of a single individual.

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                                                                  SCHEDULE 3.1.1
                                                                  --------------

                         AVAYA OR RESELLER DATA CENTERS

1. Each data center provided and operated by Avaya or a Reseller (as applicable, an "Outside Data Center") shall be located at the premises of Avaya or such Reseller, respectively (as applicable, the "Outside Operator"), unless Artera agrees otherwise in writing in advance.

2. Artera shall remotely install its data center software on the Outside Data Center server (the "Server") so that the software functions in accordance with Artera's specifications. Artera shall maintain such software on the Server and shall remotely install on the Server any upgrades to such software as they become available.

3. The minimum technical specifications for each Outside Data Center, based on an assumption of 7,000 total End Users, are as follows:

     o    Intel Pentium III, 1.3GHz or better (single processor)
     o    1GB RAM
     o    40GB hard drive
     o    CD-ROM drive
     o    Windows 2000 Server or Windows 2000 Advanced Server
     o    Dual on-board NICs (10x100)
     o    5Mb of bandwidth, burstable to 10Mb

     For an Outside Data Center serving 14,000 total End Users, the minimum technical specifications are as above, but with one additional Intel Pentium III, 1.3GHz or better processor and 1GB of additional RAM. For Outside Data Centers serving other numbers of total End Users, the minimum technical specifications shall be as proposed by Artera and agreed upon with the applicable Outside Operator.

4. Irrespective of its configuration or the number of End Users served by it, the Outside Data Center shall provide performance levels comparable to Artera's own data centers and shall have the following additional characteristics:

o    Dedicated Server approved in advance by Artera
o    Server must have unrestricted outbound access to the Internet
o    End Users must have inbound access to the Server on port 8081
o    Artera must have access to the Server via PC Anywhere or Terminal Services
o Outside Operator must provide Artera with the public Internet Protocol (IP) address of the Server so that Artera may provide the proper User Software
o Artera must have a trial dial-up account from the Outside Operator to confirm proper configuration, access and quality of service performance of the Server

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5.   If an Outside Data Center ceases to be operational, the End Users served by such Outside Data Center shall be automatically redirected to Artera's own data center, by which such End Users shall be served until the Outside Data Center is once again operational. The Outside Operator shall use best efforts to return its Outside Data Center to operational status. If this is not achieved within 72 hours of the start of the outage and the outage was not caused by Artera's data center software, then, after the end of such 72 hours, for each calendar day (or part thereof) that an End User accesses Artera's data center, the Unit Royalty payable by Avaya for such End User, for the applicable month, shall be increased by $.10.

6.   Any  agreement  between Avaya and a Reseller  authorizing  such Reseller to
     provide  and  operate  an  Outside  Data  Center  shall   incorporate   the
     specifications and procedures set forth herein.

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                                                                    SCHEDULE 3.4
                                                                    ------------

                               PAYMENT PROCEDURES

Avaya shall pay Artera the monthly Unit Royalties due under this Agreement on or prior to the end of the calendar month following the calendar month of the Artera License to which the Unit Royalties relate, irrespective of whether or when any associated Subscriber License Fees are paid or payable by the Subscriber to Avaya or to the Resellers, or whether or when any associated amounts are paid or payable by the Resellers to Avaya. The amount of the Unit Royalties shall be based on the number and categories of Subscribers, as described in this Agreement.

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